Exhibit 1

Altimeter Capital and PAR Capital Provide Additional Information on The Six Stockholder Nominees for the United Continental Board of Directors

Stockholders Launch www.UnitedCourseCorrection.com

MENLO PARK, CA and BOSTON, April 5, 2016 – On March 8, 2016, Altimeter Capital Management, LP (Altimeter), a long-term owner of United Continental Holdings, Inc. (NYSE: UAL) (United), nominated six highly qualified professionals for the United Board of Directors at this year’s annual stockholder meeting, which is expected to be held in June. Altimeter and its partner in this effort, PAR Capital Management, Inc. (PAR), collectively own approximately 7.1% of United’s outstanding common stock.

To provide more information about why change is urgently required on the United Board, Altimeter and PAR today launched www.UnitedCourseCorrection.com. The website consolidates previously released information and highlights the outstanding backgrounds and track records of the six stockholder nominees, including nominee statements and endorsements. In the coming weeks, the website will also include a more detailed stockholder analysis illustrating the United Board’s failure and the need for change.

Altimeter and PAR expect to update the website regularly, with additional information about their views on United and its Board, as well as the six stockholder nominees. Directly on the www.UnitedCourseCorrection.com website, interested parties can sign up to receive notices of future press releases and proxy materials regarding the stockholder campaign to nominate a minority Board slate at United.

As stockholders interested in United’s long-term health and performance, Altimeter and PAR believe that the United Board has been ineffective at driving performance of the company and stock, despite United having industry-leading assets, a dedicated labor force, and an unparalleled global brand.

United stockholders with questions about the Company’s Annual Meeting also can contact Okapi Partners, the stockholders’ proxy solicitor, toll-free at (855) 305-0857.

About Altimeter Capital

Altimeter is a global investment firm managing both public and private funds focused on the airline, travel, technology, internet, software, and consumer sectors. Altimeter was founded in 2008 by Brad Gerstner and has offices in Boston, Massachusetts and Menlo Park, California.

About PAR Capital Management

PAR Capital Management manages a private investment fund. The firm was founded in 1990 and is located in Boston, Massachusetts. PAR’s philosophy is based on the belief that long term investment success can be achieved through narrowly focused and rigorous fundamental research, disciplined portfolio management and the alignment of incentives between manager and client.

ALTIMETER CAPITAL MANAGEMENT, LP, ALTIMETER PARTNERS FUND, L.P., AND BRAD GERSTNER (COLLECTIVELY, THE “ALTIMETER PARTIES”), PAR CAPITAL MANAGEMENT, INC., PAR GROUP, L.P., AND PAR INVESTMENT PARTNERS, L.P. (COLLECTIVELY, THE “PAR PARTIES”), AND BRENDA YESTER BATY, GORDON M. BETHUNE, BARNABY HARFORD, RODNEY O’NEAL, AND TINA SHARKEY (TOGETHER WITH THE ALTIMETER PARTIES AND THE PAR PARTIES, THE “PARTICIPANTS”) ARE PARTICIPANTS IN A PROXY CONTEST WITH RESPECT TO THE 2016 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) OF UNITED CONTINENTAL HOLDINGS, INC. (THE “COMPANY”). THE ALTIMETER PARTIES INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE ANNUAL MEETING. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, THE PROXY SOLICITOR OF THE ALTIMETER PARTIES, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (855) 305-0857.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY ALTIMETER CAPITAL MANAGEMENT, LP WITH THE SEC ON MARCH 8, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACTS

For UAL Stockholders:

Bruce Goldfarb, Pat McHugh, or Lydia Mulyk

Okapi Partners

(212) 297-0720

For Media:

Scott Tagliarino or Taylor Ingraham

ASC Advisors LLC

(203) 992-1230